News Release

LEGACY TECHNOLOGY HOLDINGS, INC. ANNOUNCES REORGANIZATION WITH WORLD PEACE TECHNOLOGIES, INC.

DENVER - LEGACY TECHNOLOGY HOLDINGS, INC. (OTCBB: LTHO) - formerly known as Life USA, Inc., announced that it has completed its one for two reverse stock split, which was effective as of May 28, 2008.

As of June 17, 2008, Legacy entered into a Agreement and Plan of Merger under which Legacy will acquire World Peace Technologies, Inc. in exchange for 10,000,000 shares of Legacy's common stock.

World Peace Technologies, located in Colorado Springs, Colorado, specializes in the development and commercialization of technologies and products with possible applications to the military.

The final closing of the transaction is subject to receipt of audited financial statements from World Peace Technologies, which are anticipated to be received by a closing date of June 30, 2008.


This announcement contains forward looking statements about Legacy Technology that may involve risks and uncertainties. Important factors relating to the Company's operations could cause results to differ materially from those in forward looking statements and further detailed in filings with the Securities and Exchange Commission (SEC) available at the SEC website (http//www.sec.gov). All forward looking statements are based on information available to Legacy Technology on the date hereof and Legacy Technology assumes no obligation to update such statements